May 10, 2012

DREYFUS MUNICIPAL INCOME, INC.

Supplement to Proxy Statement
dated April 13, 2012

The following supersedes and replaces the information relating to “Aggregate Holding of Funds in the Dreyfus Family of Funds for which Responsible as a Board Member,” contained in Exhibit A, Part 1 of the Proxy Statement in the section entitled “Nominee and Continuing Directors’ Ownership of Fund Shares.”